Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Media Contact:	Tracy Ogden	Investor Contacts:	Teri Loxam
	(908) 740-1747		(908) 740-1986

	Claire Gillespie		Amy Klug
	(267) 305-0932		(908) 740-1898

Inge Thulin Elected to Merck Board of Directors

KENILWORTH, N.J., Jan. 24, 2018 — Merck (NYSE: MRK), known as MSD outside the United States and Canada, today announced that Inge Thulin, chairman of the board, president and chief executive officer of 3M, will join the company’s board of directors effective March 1, 2018. Mr. Thulin will stand for election with the company’s other directors in connection with Merck’s Annual Meeting of Shareholders on May 22, 2018. With the addition of Mr. Thulin, the Merck board will include 14 members.

“We are pleased to add Mr. Thulin to the Merck board and look forward to benefiting from his extensive experience as a global leader of an innovative and science-based company,” said Kenneth C. Frazier, chairman and chief executive officer, Merck.

Mr. Thulin is chairman of the board, president and chief executive officer of 3M, a company that applies science in collaborative ways to improve lives and create solutions to global problems. 3M has also been widely recognized for its commitment to sustainability and diversity. Mr. Thulin began his career with 3M in Europe in 1979 and since then has assumed several key roles of increasing responsibility, most recently serving as chief operating officer prior to his current role.

Mr. Thulin earned degrees in economics and marketing from the University of Gothenburg in Sweden. He is a National Committee on U.S.-China Relations Honoree, has received the Peter G. Peterson Business Statesmanship Award from the Committee for Economic Development, the Lucia Trade Award from the Swedish-American Chamber of Commerce and the Hendrickson Medal for Ethical Leadership. Most recently, Mr. Thulin was honored by Junior Achievement of The Upper Midwest, Inc. as a 2016 Business Hall of Fame Laureate.

About Merck

For more than a century, Merck, a leading global biopharmaceutical company known as MSD outside of the United States and Canada, has been inventing for life, bringing forward medicines and vaccines for many of the world’s most challenging diseases. Through our prescription medicines, vaccines, biologic therapies and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to health care through far-reaching policies, programs and partnerships. Today, Merck continues to be at the forefront of research to advance the prevention and treatment of diseases that threaten people and communities around the world - including cancer, cardio-metabolic diseases, emerging animal diseases, Alzheimer’s disease and infectious diseases including HIV and Ebola. For more information, visit www.merck.com and connect with us on Twitter, Facebook, YouTube and LinkedIn.

Forward-Looking Statement of Merck & Co., Inc., Kenilworth, N.J., USA

This news release of Merck & Co., Inc., Kenilworth, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s 2016 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

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